AMENDMENT AND LIMITED WAIVER
                              TO SECURITY AGREEMENT

     This Amendment and Limited Waiver to Security Agreement (Accounts Receivable, Inventory and Equipment) (this "Amendment") dated as of June 26, 2002, is entered into by and between GALAXY NUTRITIONAL FOODS, INC. ("Borrower") and FINOVA CAPITAL CORPORATION ("FINOVA"), in reference to that certain Security Agreement (Accounts Receivable, Inventory and Equipment) between them dated
November 1, 1996 (as amended from time to time, the "Loan Agreement"; capitalized terms used herein, unless otherwise defined, shall have the meanings set forth in the Loan Agreement).

     A.   FINOVA  currently  provides   financial   accommodations  to  Borrower
pursuant to the terms of the Loan Agreement.

     B. Borrower has notified FINOVA that Events of Default have occurred under the Loan Agreement due to Borrower's failure to comply with the minimum Total Debt Service Coverage Ratio and the Unfinanced Capital Expenditure limitations set forth therein.

     C. Borrower has requested that FINOVA grant a waiver of the Events of Default and amend the Loan Agreement as provided herein. FINOVA consents to Borrower's requests on the terms and subject to the conditions set forth in this Amendment.

     NOW THEREFORE, the parties hereto agree as follows:

     1. WAIVER. FINOVA hereby waives Borrower's duty to comply with the minimum ratio of Operating Cash Flow/Actual to Total Contractual Debt Service set forth in Section 6.18 of the Loan Agreement for the nine month period ended March 31, 2002 and the twelve month period ended June 30, 2002. FINOVA also hereby waives Borrower's duty to comply with the Unfinanced Capital Expenditure limitation set forth in Section 6.19 of the Loan Agreement for the fiscal year ended March 31, 2002. The limited waivers provided herein shall apply solely to the covenant violations described above as of the periods referenced above. In all other respects, Borrower shall comply with the terms of the Loan Agreement and the instruments, documents and agreements executed in connection therewith, as amended hereby.

     2.   Amendments. The Loan Agreement is amended as follows:
          ----------

          (a) Section 1 of the Loan Agreement is amended by adding the following definitions as Sections 1.17, 1.18, 1.19, 1.20, 1.21, 1.22, 1.23,
     1.24 and 1.25 respectively:

               1.17."Capital Expenditures" shall mean all expenditures made and liabilities incurred in accordance with GAAP for the acquisition of any fixed asset or improvement, replacement, substitution or addition thereto which has a useful life of more than one year and including, without limitation, those arising in connection with capital leases.

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

               1.18."Indebtedness for Borrowed Money" shall mean, without duplication, all Indebtedness: (i) in respect of borrowed money (including, without limitation, pursuant to the Loan Agreement, the FINOVA Mezzanine Loan Documents or any capital leases), (ii) evidenced by a note, debenture, or other like written obligation to pay money (including, without limitation, all interest on the Obligations and the Obligations under the FINOVA Mezzanine Loan Documents), (iii) for the deferred purchase price of property (other than trade payables arising in the ordinary course of business), or (iv) in respect of obligations under conditional sales or other title retention agreements; and all guaranties of any or all of the foregoing.

               1.19 "Senior  Contractual  Debt  Service"  shall  mean,  for  any period, the sum of payments made or required to be made by Borrower during such period for (i) interest only payments due on the revolving credit facility made available to Borrower pursuant to the Loan Agreement, (ii) principal and interests payments due with respect to the FINOVA Mezzanine Loan, (iii) all commitment fees, collateral monitoring fees, examination fees, unused line fees and all other fees payable by Borrower to FINOVA or FMC pursuant to the Loan Agreement or the FINOVA Mezzanine Loan Documents and (iv) interest only payments due on the Subordinated Debt (with it being understood that payments due on the Indebtedness owing by Borrower to South Trust shall not be considered in the calculation of Senior Contractual Debt Service).

               1.20 "Subordinated Debt" shall mean liabilities of Borrower, the repayment of which is subordinated to the payment and performance of the Obligations and the Obligations under the FINOVA Mezzanine Loan Documents, pursuant to a written subordination agreement in form and substance acceptable to FINOVA.

               1.21 "Total Contractual Debt Service" shall mean, for any period, the sum of payments made (or, as to clause (i) of this sentence, required to be made) by Borrower during such period for (i) Senior Contractual Debt Service and (ii) interest and scheduled principal payments due on any and all other Indebtedness for Borrowed Money of Borrower.

               1.22 "FMC" shall mean FINOVA Mezzanine Capital Inc.

               1.23 "FINOVA Mezzanine Loan" shall mean the term loan made by FMC to Borrower in the original principal amount of $4,000,000 pursuant to the FINOVA Mezzanine Loan Documents.

               1.24 "FINOVA Mezzanine Loan Documents" shall mean the Loan Agreement dated September 30, 1999 between FMC and Borrower and all instruments, documents and agreements related thereto, all as amended from time to time.

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

               1.25 "Indebtedness" shall mean of any person or entity shall mean, without duplication: (a) all indebtedness for borrowed money;
          (b) all  obligations  issued,  undertaken  or assumed as the  deferred purchase price of property or services (other than trade payables entered into in the ordinary course of Borrower's business); (c) all non-contingent reimbursement or payment obligations with respect to all letters of credit (including standby and commercial), banker's acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced or incurred in connection with the acquisition of property or assets of businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the person or entity (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all capital lease obligations; (g) all net obligations with respect to interest rate swap agreements or other similar arrangements; (h) all indebtedness referred to in clauses (a) through (g) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien upon or in property (including accounts and contract rights) owned by such person or entity, even though such person or entity has not assumed or become liable for the payment of such Indebtedness; and (i) all guaranty obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above.

          (b) Section 2.1 of the Loan Agreement is deleted in its entirety and replaced with the following:

               2.1. FINOVA shall, from time to time, in its sole and absolute discretion, make loans, advances and other financial accommodations to or for the benefit of Borrower of the lesser of (a) up to $7,500,000 (the "Revolving Line of Credit"); or (b) the sum of 80% of the Net Amount of Eligible Accounts (or such greater or lesser percentage thereof as FINOVA shall, in its sole and absolute discretion, determine); and (i) 50% (with such percentage decreasing by 1.0% per month commencing July 1, 2002 and continuing on the first business day of each month thereafter) of eligible inventory (as determined by FINOVA in its sole and absolute discretion and priced at the lower of cost or market) in an amount not to exceed $3,000,000.

          (c) Section 6.18 of the Loan Agreement is deleted in its entirety and replaced with the following:

               6.18 TOTAL DEBT SERVICE COVERAGE RATIO. Borrower's Operating Cash Flow/Actual for the consecutive 3 month period ended as of September 30, 2002, the consecutive 6 month period ended as of December 31, 2002 and the consecutive 9 month period ended as of March 31, 2003 must be at least 0.8, 1.0 and 1.1 times, respectively, the amount necessary to meet Borrower's Total

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

          Contractual Debt Service for the applicable period, calculated on a consolidated basis.

          (d) Section 6.19 of the Loan Agreement is deleted in its entirety and replaced with the following:

               6.19 UNFINANCED CAPITAL EXPENDITURES. Borrower shall not make or incur any unfinanced Capital Expenditures if, after giving effect thereto, the aggregate amount of all unfinanced Capital Expenditures by Borrower in the applicable calendar quarter would exceed $25,000, provided, however, that Borrower may expend up to $180,000 for the installation of Batchmaster and Soloman software and such expenditures shall not be included in the limitations otherwise set forth in this subsection.

          (e) New subsections 6.20, 6.21, 6.22 and 6.23 are added to the Loan Agreement as follows:

               6.20 SENIOR CONTRACTUAL DEBT SERVICE RATIO. Borrower's Operating Cash Flow/Actual for the consecutive 3 month period ended as of September 30, 2002, the consecutive 6 month period ended as of December 31, 2002 and the consecutive 9 month period ended as of March 31, 2003 must be at least 3.0, 3.5 and 4.0 times, respectively, the amount necessary to meet Borrower's Senior Contractual Debt Service for the applicable period, calculated on a consolidated basis.

               6.21 LIMITATION ON INDEBTEDNESS. Without the prior written consent of FINOVA, Borrower shall not, directly or indirectly, make, create, incur, assume, suffer to exist, or become or remain directly or indirectly liable with respect to, any Indebtedness, except:

                    (i) Indebtedness incurred pursuant to this Agreement and the FINOVA Mezzanine Loan Documents;
                    (ii) Indebtedness  existing and disclosed to FINOVA prior to
                         June 26, 2002; and
                    (iii)Indebtedness  not to exceed  $500,000 in the  aggregate outstanding at any one time consisting of new capital lease obligations, unsecured loans and secured loans secured only by equipment purchased with the proceeds thereof or stock.

               6.22.Limitation on Compensation. Without the prior written consent of FINOVA, Borrower shall not pay total compensation, including salaries, withdrawals, fees, bonuses, commissions, drawing accounts and other payments, whether directly or indirectly, in money or otherwise, during any fiscal year to all of Borrower's executives, officers and directors (or any relative thereof) in an amount in excess of 110% of that which was paid to all such personnel in the

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

          immediately preceding fiscal year, provided however, that deferred compensation paid in a year other than the fiscal year earned shall be treated as paid in the year it was earned for purposes of all calculations hereunder.

               6.23.LIMITATION ON LOANS. Without the prior written consent of FINOVA, Borrower shall not make advances, loans or extensions of credit to, or invest in, any person or entity, except for loans or cash advances to employees which are made in the ordinary course of business and which do not cause the aggregate balance of the employee advance account to exceed $50,000 at any one time.

          (f) Section 9.1 of the Loan Agreement is deleted in its entirety and replaced with the following:

               9.1. This Agreement shall become effective upon acceptance by FINOVA and shall continue in full force and effect for a term ending July 1, 2003. Notwithstanding the foregoing, FINOVA may terminate this Agreement earlier upon the occurrence of an Event of Default. No termination of this Agreement, however, shall relieve or discharge Borrower of Borrower's duties, obligations and covenants hereunder until all Obligations have been paid in full and FINOVA's continuing security in and to the Collateral shall remain in effect until all such Obligations have been fully discharged.

          (g) Section 9.2 of the Loan Agreement is deleted in its entirety and replaced with the following:

               9.2. Intentionally Omitted.

     3. REAFFIRMATION. Except as amended by the terms herein, the Loan Agreement and each of the other documents, instruments and agreements executed and delivered in connection therewith remain in full force and effect in accordance with their terms. If there is any conflict between the terms and conditions of the Loan Agreement and the terms and provisions of this Amendment, the terms and provisions of this Amendment shall govern.

     4. FEE. In consideration of the waiver and amendments granted herein, Borrower shall pay to FINOVA a fee in the amount of $413,500.00, which shall be deemed fully earned on the date hereof, $172,500.00 of which shall be due and payable on the earliest of (a) July 1, 2003, (b) the occurrence of an Event of Default, or (c) the date on which Borrower repays either all of the Obligations to FINOVA under the Loan Agreement or any portion of the principal Obligations of Borrower to FMC under the FINOVA Mezzanine Loan Documents; and $241,000.00 of which shall be due and payable upon FMC's exercise of its warrants.

     5. COUNTERPARTS. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

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     6.   GOVERNING  LAW.  This  Amendment  shall be governed  by and  construed according to the laws of the State of New York.

     7. ATTORNEYS' FEES AND WAIVER OF JURY TRIAL. Borrower agrees to pay, on demand, all attorneys' fees and costs incurred in connection with the preparation, negotiation, documentation and execution of this Amendment. If any legal action or proceeding shall be commenced at any time by any party to this Amendment in connection with its interpretation, enforcement or otherwise concerning its terms, the prevailing party in such action or proceeding shall be entitled to reimbursement of its reasonable attorneys' fees and costs in connection therewith, in addition to all other relief to which the prevailing party may be entitled. Each of the parties hereto hereby waives any and all rights to a trial by jury in any such action or proceeding.

     8. RELEASE. Borrower hereby releases, remises, acquits and forever discharges FINOVA and FINOVA's employees, agents, representatives, consultants, attorneys, fiduciaries, servants, officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, parent corporations and related corporate divisions (all of the foregoing hereinafter called the "Released Parties"), from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, whether heretofore or hereafter arising, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the date and execution hereof, and in any way directly or indirectly arising out of or in any way connected to this Amendment, the Loan Agreement and the other Loan Documents and the transactions related thereto (all of the foregoing hereinafter called the "Released Matters"); provided, however, that the foregoing release shall not apply to discharge FINOVA from any obligations which are expressly imposed upon FINOVA pursuant to the terms of this Amendment, the Loan Agreement, or any of the other instruments, documents or agreements related thereto, as modified through the date hereof. Borrower acknowledges that the agreements in this section are intended to be in full satisfaction of all or any alleged injuries or damages arising in connection with the Released Matters. Borrower represents and warrants to FINOVA that it has not purported to transfer, assign or otherwise convey any right, title or interest of Borrower in any Released Matter to any other Person and that the foregoing constitutes a full and complete release of all Released Matters.

     9. CONDITIONS TO EFFECTIVENESS. The effectiveness of this Amendment is expressly conditioned upon the following (all documents to be in form and substance satisfactory to FINOVA):

               a. Borrower shall have executed and delivered this Amendment to FINOVA;
               b. Borrower shall have executed and delivered to FMC an Amendment and Limited Waiver to the Loan Agreement between Borrower and FMC and an allonge to the term note executed in connection therewith;

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                                   FINOVA CAPITAL CORPORATION,
                                   a Delaware corporation


                                   By: /s/ Mike McCaulley
                                   ----------------------------------------
                                   Print Name: Mike McCaulley
                                   Title/Capacity: Vice President

                                   GALAXY NUTRITIONAL FOODS, INC.
                                   a Delaware corporation


                                   By: /s/ Angelo S. Morini
                                   ----------------------------------------
                                   Print Name:  Angelo S. Morini
                                   Title/Capacity: Chairman, President & CEO

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